EXHIBIT 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of The Boston Beer Company, Inc. and the effectiveness of The Boston Beer Company, Inc.’s internal control over financial reporting dated February 18, 2016, appearing in the Annual Report on Form 10-K of The Boston Beer Company, Inc. for the year ended December 26, 2015.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 18, 2016